                                                                    EXHIBIT 10.3

November 15, 2001


Seamus McGill
c/o WMS Industries Inc.
800 South Northpoint Blvd.
Waukegan, IL 60085

Dear Mr. McGill:

Reference is made to your employment agreement, dated as of February 1, 2001, as amended (the "Employment Agreement"), between WMS Gaming Inc. (the "Corporation") and you, and to the employee stock options currently held by you described on Schedule A attached hereto (the "Existing Options").

This letter reflects our agreement to amend the Employment Agreement and the Existing Options as set forth below. Capitalized terms used but not defined in this amendment shall have the definitions given to them in the Employment Agreement.

In the event of a Change of Control of the Corporation, or if any person or entity or group of affiliated persons or entities who are not the owners of at least 15% of the outstanding shares of voting securities of the Corporation on the date hereof acquires more than 25% of the outstanding shares of the Corporation's voting securities (each such event being an "Accelerated Vesting Event"), all unexpired Existing Options owned by Executive on the date of the Accelerated Vesting Event shall, if unvested, vest fully on the date of the Accelerated Vesting Event notwithstanding any vesting provisions of such options. All options hereafter granted to Executive by the Corporation shall provide for substantially similar accelerated vesting.

In all other respects, the Employment Agreement and the Existing Options are hereby confirmed and in full force and effect.

Please indicate your agreement to the foregoing by signing this letter in the space provided below.

Very truly yours,
WMS GAMING INC.


/s/ Orrin J. Edidin
Orrin J. Edidin
Executive Vice President, Secretary,
Chief Operating Officer and General Counsel


                                                     ACCEPTED AND AGREED TO:


                                                     /s/ Seamus McGill
                                                     ---------------------------
                                                     Seamus McGill